UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-33347	91-1957010
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(509) 568-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2014, in connection with the preparations for the 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) of Ambassadors Group, Inc. (the “Company”), Daniel G. Byrne and Timothy M. Walsh, independent members of the Company’s Board of Directors (the “Board”), each announced his intention not to stand for reelection as a director at the 2014 Annual Meeting.  Neither such director has decided not to stand for reelection at the 2014 Annual Meeting as a result of any disagreement with the Company or its Board of Directors.  At the time of their announcements, Messrs. Byrne and Walsh served on the Audit Committee of the Board, and they are both expected to continue to serve as Board and Audit Committee members until the election and qualification of their respective successors at the 2014 Annual Meeting.  The Board appreciates the loyal and able service that Messrs. Byrne and Walsh have provided to the Company as directors since May, 2005 and February, 2012, respectively.

A copy of the press release announcing these developments is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01  Other Events.

On March 18, 2014, the Company issued a press release regarding the decisions of Messrs. Byrne and Walsh not to stand for reelection as directors at the 2014 Annual Meeting and the nomination of certain candidates to succeed Messrs. Byrne and Walsh as Board members.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release dated March 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2014

AMBASSADORS GROUP, INC. /s/ Anthony F. Dombrowik Anthony F. Dombrowik Interim Chief Executive Officer, Chief Financial Officer (Principal Executive Officer and Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated March 18, 2014.